FORM OF
           AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

          AMENDMENT made as of December 16, 2004 to the Distribution Services Agreement (the "Agreement") made as of March 23, 1994, as amended June 4, 1996 between AllianceBernstein Exchange Reserves (formerly AFD Exchange Reserves), a Massachusetts business trust (the "Trust"), and ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC. (formerly Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                            WITNESSETH

          WHEREAS, the Trust and the Underwriter are parties to the Agreement;

          WHEREAS, the Trust has decided to sell to the public shares of its Class R shares, Class K shares and Class I shares in addition to its shares of Class A shares, Class B shares, Class C shares and Advisor Class shares;

          WHEREAS, the Underwriter is willing to act, and the Trust wishes to appoint the Underwriter, as underwriter and distributor of the shares of Class R shares, Class K shares and Class I shares of the Trust;

          NOW, THEREFORE, the parties agree to amend the Agreement as follows:

          1. Section 1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

               SECTION 1. Appointment of the Underwriter.

               The Trust hereby appoints the Underwriter as the principal underwriter and distributor of the Trust to sell to the public shares of its Class A shares (the "Class A shares"), Class B shares (the "Class B shares"), Class C shares (the "Class C shares"), Advisor Class shares (the "Advisor Class shares"), Class R shares (the "Class R shares"), Class K shares (the "Class K shares"), Class I shares (the "Class I shares") and shares of such other class or classes as the Trust and the Underwriter shall from time to time mutually agree in writing shall become subject to this Agreement (the "New shares") (the Class A shares, the Class B shares, the Class C shares, the Advisor Class shares, the Class R shares, the Class K shares, the Class I shares and the New shares being collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions herein set forth.

          2. Section 5(b) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

               (b) Except as may be required by NASD rules and interpretations, the Trust will pay to the Underwriter each month a distribution services fee with respect to each Portfolio equal, on an annualized basis, to 0.50% of the aggregate average daily net assets of the Portfolio attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class B shares, 0.75% of the aggregate average daily net assets of the Portfolio attributable to the Class C shares, 0.50% of the aggregate average daily net assets of the Portfolio attributable to Class R shares and 0.25% of the aggregate average daily net assets of the Portfolio attributable to Class K shares. The distribution services fee will be used in its entirety by the Underwriter to make payments (i) to compensate broker-dealers or other persons for providing distribution assistance, (ii) to otherwise promote the sale of shares of the Portfolio, including payment for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities, and (iii) to compensate broker-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to the Portfolio's shareholders. A portion of the distribution services fee that will not exceed, on an annualized basis, .25% of the aggregate average daily net assets of the Portfolio attributable to each of the Class A shares, Class B shares, Class C shares, Class R shares and Class K shares will constitute a service fee that will be used by the Underwriter for personal service and/or the maintenance of shareholder accounts within the meaning of NASD rules and interpretations.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.

                              AllianceBernstein Exchange Reserves

                              By:
                                    ---------------------------
                                    Name:
                                    Title:


                              ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND
                                 MANAGEMENT, INC.

                              By:
                                    ----------------------------
                                    Name:
                                    Title:

Accepted as of the date written above:

ALLIANCE CAPITAL MANAGEMENT L.P.
By:  Alliance Capital Management Corporation, General Partner

By:
   -------------------------
   Name:
   Title:


00250.0157 #539317